EXHIBIT 99.1

PRESS RELEASE ISSUED MARCH 19, 2008
AS TO AMEX NOTIFICATION

♦NEWS♦

FOR IMMEDIATE RELEASE:  March 19, 2008

CONTACT:
Brad Long / Investor Relations                                       Bevo Beaven, Sr. Vice President/GM
Galaxy Energy                                                               Warren Laird, Vice President
(360) 332-9821                                                               CTA Integrated Communications
(800) 574-4294                                                               (303) 665-4200

Galaxy Energy Receives Letter From Amex

Denver, Colo. – March 19, 2008 – On March 17, 2008, Galaxy Energy Corporation (Amex: GAX) received a letter from the American Stock Exchange (Amex) notifying Galaxy of its failure to comply with Sections 134 and 1101 of the Amex Company Guide because the company has not yet filed its annual report on Form 10-K for the fiscal year ended November 30, 2007.

The company intends to file its Form 10-K as soon as its audited financial statements for fiscal year 2007 are completed.

About Galaxy Energy

Galaxy Energy Corporation, a development stage oil and gas exploration and production company, focuses its operations in the Powder River Basin of Wyoming and the Piceance Basin of Colorado, in addition to exploration activities in Germany and Romania. Galaxy conducts its exploration activities through two wholly owned subsidiaries, Dolphin Energy Corporation and Pannonian International, Ltd.

Forward Looking Statement

This press release consists of forward looking statements regarding the intent, belief or current expectations of Galaxy and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward looking statements. Galaxy assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise. Please refer to Galaxy’s filings with the United States Securities and Exchange Commission for discussions of risks and uncertainties found in Forms 10-K (annual report), 10-Q (quarterly report) and other filings.

Additional information may be found at the Galaxy Energy Corporation Web site, www.galaxyenergy.com or by calling Brad Long, Investor Relations/Galaxy Energy at (800) 574-4294, or Bevo Beaven or Warren Laird of CTA Integrated Communications at (303) 665-4200.

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